UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 6, 2023

Velo3D, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39757	98-1556965
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

511 Division Street
Campbell,	California	95008
(Address of principal executive offices)		(Zip Code)
(408) 610-3915
Registrant’s telephone number, including area code
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.00001 per share	VLD	New York Stock Exchange
Warrants to purchase one share of common stock, each at an exercise price of $11.50 per share	VLD WS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On February 6, 2023, Velo3D, Inc. (“Velo3D”) entered into a Sales Agreement (the “Sales Agreement”) with Needham & Company, LLC (“Needham”), as agent, pursuant to which Velo3D may offer and sell, from time to time through Needham, shares of its common stock, par value $0.00001 per share (the “Shares”).

The offer and sale of the Shares will be made pursuant to a shelf registration statement on Form S-3 and the related prospectus (File No. 333-268346) filed by Velo3D with the Securities and Exchange Commission (the “SEC”) on November 14, 2022 and declared effective by the SEC on November 21, 2022, as supplemented by a prospectus supplement dated February 6, 2023 and filed with the SEC pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to the prospectus supplement, Velo3D may offer and sell up to $40 million of Shares. Sales of Shares, if any, under the prospectus supplement and the accompanying prospectus may be made by any method permitted that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act.

Velo3D will pay Needham commissions for its services in acting as agent in the sale of the Shares pursuant to the Sales Agreement. Needham will be entitled to compensation at a fixed commission rate equal to 3.0% of the aggregate gross proceeds from each sale of the Shares pursuant to the Sales Agreement. Velo3D has agreed to provide Needham with customary indemnification and contribution rights, including for liabilities under the Securities Act. Velo3D also will reimburse Needham for certain specified expenses in connection with entering into the Sales Agreement. The Sales Agreement contains customary representations and warranties and conditions to the placements of the Shares pursuant thereto.

The foregoing description of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Sales Agreement. A copy of the Sales Agreement is filed with this Current Report on Form 8-K as Exhibit 1.1 and is incorporated herein by reference.

A copy of the opinion of Fenwick & West LLP, relating to the validity of the Shares to be issued pursuant to the Sales Agreement, is filed with this Current Report on Form 8-K report as Exhibit 5.1.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the Shares, nor shall there be any offer, solicitation, or sale of Velo3D’s common stock in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
1.1	Sales Agreement, by and between Velo3D and Needham dated February 6, 2023
5.1	Opinion of Fenwick & West LLP
23.1	Consent of Fenwick & West LLP (contained in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1996 and other federal securities laws. Any statements contained herein that do not describe historical facts, including, but not limited to, statements regarding the expected aggregate offering price of the Shares and the timing, duration and volume of sales of Shares in the offering, are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those discussed in such forward-looking statements. Such risks and uncertainties include, among others, the risks identified in Velo3D’s filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 28, 2022, Quarterly Reports on Form 10-Q, the prospectus supplement related to the offer and sale of Shares, and subsequent filings with the SEC. Any of these risks and uncertainties could materially and adversely affect Velo3D’s results of operations, which would, in turn, have a significant and adverse impact on Velo3D’s stock price. Velo3D cautions you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. Velo3D undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Velo3D, Inc.

Date:	February 6, 2023	By:	/s/ William McCombe
		Name:	William McCombe
		Title:	Chief Financial Officer